SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported): January 26, 2009

MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)           As previously reported, on December 18, 2008, MRU Holdings, Inc. (the “Company”) notified the Nasdaq Stock Market that, solely due to a vacancy on the Company’s board of directors resulting from the resignation of C. David Bushley, the Company was not in compliance with (i) Nasdaq Rule 4350(c)(1) which requires that the Company maintain a majority of independent directors and (ii) Nasdaq Rule 4350(d)(2)(A) which requires that the Company maintain an audit committee of not less than three members who meet the independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended and Nasdaq Rule 4200(a)(15).

On January 29, 2009, the Company notified Nasdaq of the resignation from the Board of Directors of a second independent director and the Chairman of the Company’s audit committee, Mr. Richmond T. Fisher, and advised Nasdaq that the Company continued to not be in compliance with Nasdaq Rules 4350(c)(1) and 4350(d)(2)(A) because of the two vacancies resulting from the resignations of Mr. Bushley and Mr. Fisher.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 26, 2009, Richmond T. Fisher resigned from the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

January 29, 2009	By:	/s/ Jonathan Coblentz
Name: Jonathan Coblentz
Title: Chief Financial Officer and Treasurer